LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”) is made and entered into as of May 27, 2026 between (i) Agassi Sports Entertainment Corp., a Nevada corporation (“Agassi Sports”), and (ii) the undersigned holder (the “Holder”) of common stock, $0.001 par value per share of the Agassi Sports (“Common Stock”). Agassi Sports and the Holder are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.

WHEREAS, in November 2024, Agassi Sports entered into a series of subscription agreements, in connection with a private placement offering to certain accredited investors (the “Investors”), whereby Agassi Sports sold to 23 Investors, an aggregate of 2,631,543 shares of Common Stock for $0.95 per share of Common Stock, which offering closed on November 7, 2024 (the “2024 Offering”);

WHEREAS, the Holder was an Investor in the 2024 Offering;

WHEREAS, the shares of Common Stock purchased by the Holder in the 2024 Offering (the “Holder 2024 Shares”) become eligible for sale pursuant to Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), on or around June 5, 2026 (the “Rule 144 Eligibility Date”); and

WHEREAS, Agassi Sports desires to incentivize the Holder from selling the Holder 2024 Shares through the Lock-Up Period (defined below), by granting the Holder the Warrants (as defined below), and the Holder, in consideration for the Warrants, desires to agree to not Transfer the Holder 2024 Shares, Warrants and Warrant Shares (as defined below), through the Lock-Up Period, each pursuant to the terms and conditions of this Agreement below.

CERTAIN CAPITALIZED TERMS USED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN SECTION 4.

    NOW, THEREFORE, in consideration of the foregoing, the mutual promises and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                  Lock-Up Provisions.

(a)                Subject to Section 1(b) and the other terms of this Agreement, Holder agrees that it shall not effectuate a Transfer of the Holder Securities during the period commencing on the Effective Date and ending on December 15, 2026 (the “Lock-Up Period”).

(b)               Notwithstanding the provisions set forth in Section 1(a), Transfers of the Holder Securities that are held by the Holder (and that have complied with this Section 1(b)) are permitted:

(i)                 to Agassi Sports, Agassi Sports’ officers or directors or any Affiliates or immediate family members of any of Agassi Sports’ officers or directors;

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(ii)               in the case of a Holder that is an individual, by gift to a member of the Holder’s immediate family or to a trust, the beneficiary (or beneficiaries) of which is one or more member of the Holder’s immediate family, an Affiliate of such person or to a charitable organization;

(iii)             in the case of a Holder that is an individual, by virtue of the laws of descent and distribution upon death of that individual;

(iv)             in the case of a Holder that is an individual, pursuant to a qualified domestic relations order or in connection with a divorce settlement; or

(v)               in connection with the exercise of any options, warrants or other convertible securities to purchase Agassi Sports Common Stock to the extent that any Common Stock shares issued upon such exercise/conversion are Holder Securities subject to the provisions of this Agreement;

provided, that in each of clauses (i) through (v), the transferee must enter into a written agreement in substantially the same form of this Agreement, agreeing to be bound by the terms of this Agreement (unless the transferee is Agassi Sports). The undersigned also agrees and consents to the entry of stop transfer instructions with Agassi Sports’ transfer agent and registrar against the transfer of Holder Securities held by the undersigned.

(c)                If any Transfer is made or attempted contrary to the provisions of this Agreement, such Transfer shall be null and void ab initio, and Agassi Sports shall refuse to recognize any such transferee of the Holder Securities as one of its equity holders for any purpose. In order to enforce this Section 1, Agassi Sports may impose stop-transfer instructions with respect to the Holder Securities of the Holder (and any permitted transferees and assigns thereof) until the end of the Lock-Up Period.

(d)               During the Lock-Up Period, each certificate evidencing any Holder Securities (if any are issued) may be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends.

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED MAY [●], 2026, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(e)                For the avoidance of any doubt, the Holder shall retain all of its rights as a shareholder of Agassi Sports with respect to the Holder Securities during the Lock-Up Period, including the right to receive dividends and the right to vote any Holder Securities, and the right to exercise the Warrants, provided that any Warrant Shares issuable upon exercise thereof shall remain subject to the terms of this Agreement.

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2.                  Warrants.

(a)        In consideration for the Holder agreeing to not Transfer the Holder Securities during the Lock-Up Period as discussed in Section 1 above, Agassi Sports shall grant the Holder warrants to purchase that number of shares of Common Stock as equals 25% of the Holder 2024 Shares (rounded down to the nearest whole share)(the “Warrants”), which Warrants shall be evidenced by a Common Stock Purchase Warrant in the form of Exhibit A hereto.

3.                  Representations of Holder.

Holder represents and warrants to Agassi Sports, that:

(a)                The Holder is the sole legal and beneficial owner of, and has good and valid title to, all of the 2024 Holder Shares, free and clear of any liens, encumbrances, claims, options or other rights of any third party (other than restrictions arising under applicable securities laws), and, as of the date of this Agreement, the Holder has not, directly or indirectly, Transferred any of such 2024 Holder Shares or granted any option, proxy, voting right, participation or other right with respect thereto.

(b)               Holder has such knowledge and experience in financial and business matters that Holder is capable of evaluating the merits and risks of an investment in Agassi Sports and the suitability of the Warrants and Warrant Shares issuable upon exercise thereof (the “Warrant Securities”) as an investment for Holder.

(c)                Holder is an “Accredited Investor” as such term is defined in Rule 501 of the Securities Act.

(d)               The Holder is acquiring the Warrant Securities for its own account for long-term investment and not with a view toward resale, fractionalization or division, or distribution thereof, and it does not presently have any reason to anticipate any change in his, her or its circumstances, financial or otherwise, or particular occasion or event which would necessitate or require his, her or its sale or distribution of the Warrant Securities.

(e)                Holder has received no representations or warranties from Agassi Sports, or its Affiliates, employees or agents regarding the Securities or suitability of an investment in the Warrant Securities or Agassi Sports other than those set forth herein and attached hereto.

(f)                Holder is able to bear the economic risk of the investment in the Warrant Securities and Holder has sufficient net worth to sustain a loss of Holder’s entire investment in Agassi Sports without economic hardship if such a loss should occur.

(g)               Holder has had an opportunity to ask questions of and receive satisfactory answers from Agassi Sports, or any person or persons acting on behalf of Agassi Sports, concerning the terms and conditions of this Agreement

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and the Warrant Securities, and all such questions have been answered to the full satisfaction of Holder. Agassi Sports has not supplied Holder any information for investment purposes other than as contained in this Agreement and the attachments hereto, and Holder is relying on its own investigation and evaluation of Agassi Sports and the Warrant Securities in making an investment hereunder and not on any other information whatsoever, including, but not limited to, any presentations or other materials, other than this Agreement and the attachments, provided to the Holder by Agassi Sports.

(h)               Holder has carefully considered and has, to the extent it believes such discussion is necessary, discussed with its professional, legal, tax and financial advisors, the suitability of an investment in the Warrant Securities for its particular tax and financial situation and that the Holder and its advisers, if such advisors were deemed necessary, have determined that the Warrant Securities are a suitable investment for it.

(i)                 Holder realizes that the Warrant Securities cannot readily be sold and will be restricted securities and therefore the Warrant Securities must not be purchased unless the Holder has liquid assets sufficient to assure that such purchase will cause no undue financial difficulties and the Holder can provide for current needs and possible personal contingencies.

(j)                 The Holder has the requisite power and authority to enter into and perform the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Holder and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership or other entity action, and no further consent or authorization of the Holder or its Board of Directors, managers, stockholders, members, trustees, holders or partners, as the case may be, as required. When executed and delivered by the Holder, this Agreement shall constitute a valid and binding obligation of the Holder enforceable against the Holder in accordance with its terms.

(k)               Holder confirms that he, she or it is familiar with Rule 144 of the Securities Act (“Rule 144”)[1] and understands that Agassi Sports ceased to be a ‘shell company’, as defined in Rule 144, as of May 31, 2025 and filed “Form 10 information” (as defined in Rule 144) with the Securities and Exchange Commission on June 4, 2025. Pursuant to Rule 144(i), Rule 144 is not available for sales of securities of Agassi Sports, including the Warrant Securities, until or unless, Agassi Sports remains subject to the reporting requirements of section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the 12 months preceding the applicable sale (or for such shorter period that Agassi Sports was required to file such reports and materials), other than Form 8-K reports; and at least one year has elapsed since Agassi Sports filed current “Form 10 information” (as defined in Rule 144) with the Securities and Exchange Commission reflecting its status as an entity that is no longer a ‘shell company’. As a result, Rule 144 will not be available for the sale of the Warrant Securities until at least June 4, 2026, and even then, only if all other conditions of Rule 144(i) and Rule 144 are met, including all required Rule 144 holding periods. Holder understands that Rule 144 will not be available for the sale of the Warrant Securities in the future in the event that Agassi Sports becomes a ‘shell company’, ceases to file reports required by section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or otherwise fails to meet the requirements of Rule 144(i) and as such the Holder may be required to hold the Warrant Securities indefinitely.

_____________________________________

[1] https://www.law.cornell.edu/cfr/text/17/230.144

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(l)                 Holder acknowledges that he, she or it, is a sophisticated investor capable of assessing and assuming investment risks with respect to securities, including the Warrant Securities, and further acknowledges that Agassi Sports is entering into this Agreement with the Holder in reliance on this acknowledgment and with Holder’s understanding, acknowledgment and agreement that Agassi Sports is privy to material non-public information regarding Agassi Sports (collectively, the “Non-Public Information”), which Non-Public Information may be material to a reasonable investor, such as Holder, when making investment disposition decisions, including the decision to enter into this Agreement, and Holder’s decision to enter into the Agreement is being made with full recognition and acknowledgment that Agassi Sports is privy to the Non-Public Information, irrespective of whether such Non-Public Information has been provided to Holder. Holder hereby waives any claim, or potential claim, he, she or it has or may have against Agassi Sports relating to Agassi Sports’s possession of Non-Public Information. Holder has specifically requested that Agassi Sports not provide it with any Non-Public Information. Holder understands and acknowledges that Agassi Sports would not enter into this Agreement in the absence of the representations and warranties set forth in this paragraph, and that these representations and warranties are a fundamental inducement to Agassi Sports in entering into this Agreement.

(m)             Holder is aware of, has received and had an opportunity to review (A) the (i) Company’s Annual Report on Form 10-K for the year ended December 31, 2025; and (ii) Agassi Sports’s Quarterly Report on Form 10-Q and current reports on Form 8-K (which filings can be accessed by going to https://www.sec.gov/edgar/search/, typing “Agassi Sports Entertainment Corp.” in the “Search by keyword, ticker, company name, CIK number or individual’s name” field, and clicking the “Search” button), from January 1, 2026, to the date of this Agreement, in each case (i) through (ii), including the audited and unaudited financial statements, description of business, risk factors (if any), results of operations, certain transactions and related business disclosures described therein (collectively the “Disclosure Documents”) and an independent investigation made by it of Agassi Sports; (B) has, prior to the date of this Agreement, been given an opportunity to ask questions of and receive answers from Agassi Sports’s officers and Directors and has no pending questions as of the date of this Agreement; and (C) is not relying on any oral representation of Agassi Sports or any other person, nor any written representation or assurance from Agassi Sports.

(n)               Holder understands and agrees that a legend has been or will be placed on any certificate(s) or other document(s) evidencing the Warrant Securities in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE [AND  EXERCISABLE HEREBY] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) THE CORPORATION SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED UNDER ANY SUCH ACTS.”

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4.                  Registration Rights; Suspension; Holder Obligations; Legend Removal.

(a)                The Company shall prepare and file with the Securities and Exchange Commission (the “Commission”), on or prior to December 15, 2026, a registration statement on Form S-1 (the “Initial Registration Statement”) covering the resale by the Holder of (i) the Holder 2024 Shares and (ii) the Warrant Shares (the Warrant Shares, together with the Holder 2024 Shares, the “Registrable Securities”). The Company may include in such Registration Statement securities held by other holders, including securities issued or issuable in connection with other financings or transactions. The Company shall use commercially reasonable efforts to cause the Initial Registration Statement to be declared effective as promptly as practicable following filing and to maintain the effectiveness thereof in accordance with the terms hereof.

(b)               Notwithstanding the foregoing, if the Commission informs the Company that all of the Registrable Securities cannot be registered for resale on the Initial Registration Statement as a secondary offering pursuant to Rule 415 under the Securities Act or otherwise, the Company shall use commercially reasonable efforts to advocate for the registration of all Registrable Securities in accordance with applicable SEC guidance, including Compliance and Disclosure Interpretation Question 612.09. If, notwithstanding such efforts, the Commission limits the number of Registrable Securities permitted to be registered, then the number of Registrable Securities to be included in such Registration Statement shall first be reduced with respect to the Holder’s Registrable Securities prior to any reduction applicable to securities held by holders receiving registration rights in connection with the Company’s private placements commenced in May 2026. If all Registrable Securities cannot be included in the Initial Registration Statement, the Company shall file one or more additional registration statements on Form S-1 (or such other form then available for such resale registration, each such registration statements, including the Initial Registration Statement, the “Registration Statements” and the prospectuses contained therein, the “Prospectuses”) covering any remaining Registrable Securities not previously registered no later than thirty (30) days following the effectiveness of the Initial Registration Statement (or any subsequent registration statement, as applicable).

(c)                The Company shall promptly notify the Holder in writing (and, if requested by the Holder, confirm such notice in writing no later than one (1) business day thereafter) upon (i) the issuance by the Commission or any other governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceeding for such purpose, (ii) the receipt by the Company of any notification regarding the suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any proceeding for such purpose, or (iii) the occurrence of any event or passage of time that causes any Registration Statement or Prospectus to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that otherwise requires the making of any changes in such Registration Statement or Prospectus so that the same will not contain any such misstatement or omission (each, a “Suspension Event”). Any such notice may instruct the Holder to suspend use of the applicable Prospectus until the Company has supplemented or amended the applicable Registration Statement or Prospectus (a “Suspension Notice”); provided, however, that no such notice shall contain material non-public information regarding the Company.

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(d)               Upon receipt of a Suspension Notice, the Holder shall immediately discontinue dispositions of Registrable Securities pursuant to the applicable Registration Statement and Prospectus and shall suspend the use thereof until the Company delivers written notice to the Holder that use of the Prospectus may be resumed (the “Advice”). The Company shall use commercially reasonable efforts to amend or supplement the applicable Registration Statement or Prospectus as promptly as reasonably practicable following any Suspension Event so that the applicable Registration Statement and Prospectus will not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)                Each Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such Registrable Securities as the Company may reasonably request in connection with the preparation, filing, effectiveness and maintenance of any Registration Statement and related Prospectus, including a completed Selling Stockholder Questionnaire in form reasonably acceptable to the Company, which questionnaire shall be delivered to the Company no later than two (2) business days prior to the applicable filing date. The Company shall not be required to include any Registrable Securities of a Holder in any Registration Statement unless such Holder has furnished the requested information and completed Selling Stockholder Questionnaire.

(f)                Each Holder, by acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement unless such Holder has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(g)               Each Holder agrees that (i) it will comply with the applicable provisions of the Securities Act and Securities Exchange Act of 1924, as amended (the “Exchange Act”), including Regulation M thereunder, in connection with any resale of Registrable Securities pursuant to a Registration Statement, (ii) it will sell Registrable Securities only in the manner described in the applicable Registration Statement and Prospectus and in accordance with the applicable plan of distribution set forth therein, and (iii) it will comply with all applicable prospectus delivery requirements.

(h)               The Company shall bear all fees and expenses incident to the performance of its obligations under this Section 4, including all registration and filing fees, printing expenses, fees and expenses of counsel and accountants for the Company, blue sky fees and expenses, transfer agent fees, and all other fees and expenses incurred by the Company in connection with any Registration Statement; provided, however, that the Holder shall bear its own brokerage commissions, underwriting discounts, transfer taxes and legal fees (other than as otherwise expressly set forth herein).

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(i)                 Subject to the receipt by the Company and its transfer agent of customary representations, certifications and other documentation reasonably requested by the Company or its transfer agent in connection with a proposed disposition of Registrable Securities, including documentation evidencing that such disposition is being made pursuant to an effective Registration Statement, the Company shall use commercially reasonable efforts to cause the removal of restrictive legends from only those Registrable Securities proposed to be sold or transferred in such transaction. For the avoidance of doubt, the Company shall not be obligated to remove restrictive legends from any Registrable Securities solely as a result of the effectiveness of a Registration Statement and shall only be required to remove legends in connection with an actual proposed sale or transfer of such securities and upon receipt of customary confirmations and documentation relating thereto. If any proposed sale or transfer for which legends were removed is not consummated, the Holder shall promptly cooperate with the Company and its transfer agent to cause the applicable securities to be re-legended as required under applicable securities laws.

(j)                 The Company shall indemnify and hold harmless each Holder and its affiliates, officers, directors, employees, agents and controlling persons from and against any losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees) arising out of or relating to (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus, or any amendment or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation by the Company of the Securities Act, Exchange Act or applicable state securities laws in connection with this Agreement, except to the extent arising from information furnished in writing by such Holder expressly for inclusion therein or from such Holder’s use of a Prospectus after notice from the Company that such Prospectus could no longer be used. In no event shall the Company’s liability exceed the net proceeds received by such Holder from the sale of Registrable Securities giving rise to such claim.

(k)               Each Holder, severally and not jointly, shall indemnify and hold harmless the Company and its officers, directors, employees, agents and controlling persons from and against any losses, claims, damages, liabilities and expenses arising out of or relating to any information furnished in writing by such Holder expressly for inclusion in any Registration Statement or Prospectus. In no event shall a Holder’s liability exceed the net proceeds received by such Holder from the sale of Registrable Securities giving rise to such claim.

(l)                 Any indemnified party shall promptly notify the indemnifying party of any claim for which indemnification is sought, and the indemnifying party shall have the right to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. No indemnifying party shall settle any such claim without the prior written consent of the indemnified party unless such settlement includes a full release of the indemnified party and no admission of liability.

(m)             If indemnification is unavailable or insufficient, the parties shall contribute to losses in proportion to their relative fault; provided that no Holder shall be required to contribute in excess of the net proceeds received by such Holder from the applicable sale of Registrable Securities.

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5.                  Defined Terms.

(a)                “Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

(b)               “Holder Securities” means all of the Holder 2024 Shares, Warrants and Warrant Shares.

(d)               “Transfer” shall mean the (i) sale of, offer to sell, contract or agreement to sell (including, for the avoidance of doubt, through a distribution in specie), lend, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, effect a short sale, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

6.                  Miscellaneous.

(a)                Termination. This Agreement shall automatically terminate on the expiration of the Lock-Up Period.

(b)               Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure solely to the benefit of the Parties hereto and their respective permitted successors and assigns. Except as otherwise provided in this Agreement, this Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the Parties. Any assignment without such consent shall be null and void; provided, that no such assignment shall relieve the assigning Party of its obligations hereunder.

(d)               Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

(e)                Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of Nevada applicable to contracts to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in Clark County, Nevada; provided, that if jurisdiction is not then available in Clark County, Nevada, then any such legal action may be brought in any federal court located in the State of Nevada or any other Nevada state court. The Parties hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any action arising out of or relating to this Agreement brought by any Party and (b) agree not to commence any action relating thereto except in the courts described above in Nevada, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Nevada as described herein.

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(f)                WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(g)               Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(h)               Amendments and Waivers. This Agreement may be amended, supplemented, modified or waived only by execution of a written instrument signed by each of the Parties. No failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i)                 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

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(j)                 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The Parties further agree that each party shall be entitled to seek specific performance of the terms hereof and immediate injunctive relief and other equitable relief to prevent breaches, or threatened breaches, of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

(k)               Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties is expressly superseded. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights, remedies or obligations of the Parties under any other agreement between the Holder and Agassi Sports or any certificate or instrument executed by the Holder in favor of Agassi Sports, and nothing in any other agreement, certificate or instrument shall limit any of the rights, remedies or obligations of the Parties under this Agreement.

(l)                 Further Assurances. From time to time, at another Party’s request and without further consideration, each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m)             Counterparts; Facsimile. This Agreement may be executed and delivered (including by facsimile, email or other electronic transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Remainder of page intentionally left blank; signature pages follow.]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Agassi Sports

By:
Name:	Ronald S. Boreta
Title:	Chief Executive Officer

[Agassi Sports Signature Page to Lock-Up Agreement]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Holder

If Individual:

By:	__________________________________

Printed Name:	__________________________________

If Entity:

Entity Name:	__________________________________

By:	__________________________________

Name:	__________________________________

Title:	__________________________________

Address for Notice:

Attn:	__________________________________

Holder Name:	__________________________________

Address:	__________________________________

Email Address:	__________________________________

[Holder Signature Page to Lock-Up Agreement]

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EXHIBIT A

NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES.

Warrant No.: Agassi-2026-M-[●] Warrant Date: [●], 2026	Number of Shares: [●]

AGASSI SPORTS ENTERTAINMENT CORP.

 COMMON STOCK PURCHASE WARRANT

1.                  Issuance. For value received, the receipt of which is hereby acknowledged by Agassi Sports Entertainment Corp., a Nevada corporation (the “Company”), [________________], or [its] registered assigns (the “Holder”), is hereby granted the right to purchase, until the close of business on the second anniversary of the Warrant Date set forth above (the “Expiration Date”), [●], subject to adjustment upon certain events as described in greater detail below, fully paid and nonassessable shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”).

2.                  Exercise Price.

2.1.            The exercise price per share of Common Stock shall be $5.00 per share (the “Exercise Price. The Exercise Price shall be payable in cash in immediately available funds.

2.2.            This Warrant may not be exercised via a cashless exercise.

3.                  Procedure for Exercise. Upon surrender of this Warrant with the annexed Notice of Exercise Form duly executed, together with payment in cash of the aggregate Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased (the “Warrant Shares”). This Warrant may be exercised in whole or in part, subject to the Beneficial Ownership Limitation (defined below). On any such partial exercise, provided the Holder has surrendered the original Warrant, the Company will issue and deliver to the order of the Holder a new Warrant of like tenor, in the name of the Holder, for the whole number of shares of Common Stock for which such Warrant may still be exercised.

4.                  No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Warrant Shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional Warrant Shares the Company shall issue an additional share of Common Stock to the Holder or pay the Holder the fair market value of such fractional share, as determined in the reasonable discretion of the Board of Directors of the Company, in the Company’s sole discretion.

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5.                  Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of Warrant Shares as shall be required for issuance upon exercise hereof. Any shares issuable upon exercise of this Warrant will be duly and validly issued, fully paid, non-assessable and free of all liens and charges and not subject to any preemptive rights and rights of first refusal.

6.                  Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates (as defined under Rule 144 of the Securities Act, “Affiliates”) and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise)(the “Beneficial Ownership Limitation”). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. By written notice to the Company, the Holder may increase the Beneficial Ownership Limitation to up to 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise), but any such increase will not be effective until the 61st day after delivery of such notice. In no event shall the Beneficial Ownership Limitation be increased to greater than 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). This restriction may not be waived.

7.                  Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

8.                  No Rights as Shareholder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

9.                  Effect of Certain Transactions.

9.1.            Adjustments for Stock Splits, Stock Dividends Etc. If the number of outstanding shares of Common Stock of the Company are increased or decreased by a stock split,

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reverse stock split, stock dividend, stock combination, recapitalization or the like, the Exercise Price and the number of shares purchasable pursuant to this Warrant shall be adjusted proportionately so that the ratio of (i) the aggregate number of shares purchasable by exercise of this Warrant to (ii) the total number of shares outstanding immediately following such stock split, reverse stock split, stock dividend, stock combination, recapitalization or the like shall remain unchanged, and the aggregate purchase price of shares issuable pursuant to this Warrant shall remain unchanged.

 9.2.            Fundamental Transactions. If at any time the Company plans to sell all or substantially all of its assets, or engage in a merger or consolidation of the Company in which the Company will not survive (other than a merger or consolidation with or into a wholly- or partially-owned subsidiary of the Company)(each a “Fundamental Transaction”), the Company will give the Holder of this Warrant advance written notice at least thirty (30) days prior to the planned closing of the Fundamental Transaction. If this Warrant or any part thereof is not exercised by the Holder prior to the date of the closing of the Fundamental Transaction, this Warrant or any unexercised portion thereof, shall expire and terminate effective upon such event.

10.              Transfer to Comply with the Securities Act. This Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended, (the “Securities Act”) and have been issued to the Holder for investment and not with a view to the distribution of either this Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Securities Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Securities Act. Each certificate for this Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

11.              Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, or if mailed, two days after the date of deposit in the United States mails, as follows:

If to the Company, to:

Agassi Sports Entertainment Corp. Attn: Ron Boreta 1120 N Town Center Drive, Suite 160 Las Vegas, Nevada 89144 Email: ron@agassisports.com

If to the Holder, to its address appearing on the Company’s records.

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Any party may designate another address or person for receipt of notices hereunder by written notice given at least five (5) business days prior to the date such change will be effective, given to the other parties in accordance with this Section.

12.              Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the Company and the Holder hereof. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof, and there are no representations, warranties, agreements or understandings other than expressly contained herein.

13.              Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State. Any action brought by either party against the other concerning the transactions contemplated by this Warrant shall be brought only in the state courts of the County of Clark, Nevada or in the federal courts located in the County of Clark, Nevada. The parties to this Warrant hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Warrant by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

14.              Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

15.              Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

16.              Assignability. This Warrant or any part hereof may only be hereafter assigned by the Holder to an affiliate thereof executing documents reasonably required by the Company, subject to applicable law. Any such assignment shall be binding on the Company and shall inure to the benefit of any such assignee.

17.              Restrictions. By acceptance hereof, the Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant have restrictions upon their resale imposed by state and federal securities laws.

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IN WITNESS WHEREOF, the Company has executed this Warrant as of the Warrant Date set forth above.

COMPANY: Agassi Sports Entertainment Corp. By: ___________________________________ Name: Ronald S. Boreta Title: Chief Executive Officer

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NOTICE OF EXERCISE OF WARRANT

Attention: Corporate Secretary

The undersigned hereby elects to purchase, pursuant to the provisions of the Common Stock Purchase Warrant Agassi-2026-M-[●] issued by Agassi Sports Entertainment Corp., a Nevada corporation (the “Company”) and held by the undersigned, _________ shares of Common Stock of the Company. Payment of the Exercise Price per Warrant Share required under the Warrant accompanies this Notice.

The issuance of the shares of Common Stock in connection with this Notice of Exercise of Warrant will not cause the undersigned to exceed the Beneficial Ownership Limitation of the Warrant.

The undersigned hereby represents and warrants that the undersigned is acquiring such Shares for his own account for investment purposes only, and not for resale or with a view to distribution of such Warrant Shares or any part thereof.

Date: ________, 20__

WARRANTHOLDER:

Signature:___________________________

Print Name:___________________________

Title:___________________________

Address:___________________________

Name in which Shares should be registered:___________________________

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